UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 19, 2021

NortonLifeLock Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 E. Rio Salado Parkway, Suite 1000, Tempe, AZ	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NLOK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2021, the Board of Directors (the “Board”) of NortonLifeLock Inc. (the “Company”) appointed Sherrese M. Smith, 48 and Emily Heath, 46 to serve as members of the Board, effective as of such date.

Ms. Smith has served as a corporate partner at Paul Hastings LLP, a global law firm, since 2013, where she is a member of the firm’s media, technology and telecommunications practice and currently serves as Vice-Chair of the firm’s data privacy and cybersecurity practice.  Ms. Smith regularly counsels companies on complex transactional and regulatory issues, including data privacy and cybersecurity and breach response issues across various jurisdictions (including the U.S., the EU and Asia). Prior to joining Paul Hastings, Ms. Smith served as Chief Counsel to Chairman Julius Genachowski at the Federal Communications Commission from 2009 to 2013, before which she was Vice President and General Counsel of Washington Post Digital, and served in other leadership positions from 2002 to 2009. Ms. Smith also currently serves as a member of the Board of Directors of Cable One, Inc., a broadband communications provider. Ms. Smith holds a bachelor’s degree in Finance from the University of South Carolina and a Juris Doctor from the Northwestern University Pritzker School of Law.

Ms. Heath has served as Senior Vice President, Chief Trust and Security Officer at DocuSign, Inc., a leading e-signature and Agreement Cloud company, since October 2019. Prior to that, Ms. Heath served as Vice President, Chief Information Security Officer at United Airlines, Inc. from February 2017 through October 2019. Before joining United Airlines, Ms. Heath held numerous positions at AECOM, an infrastructure consulting firm, from 2013 through 2017, most recently as its Vice President, Chief information Security Officer. Ms. Heath is a former Detective with the British Police where she led investigations into large scale investment frauds, identity theft and money laundering cases working with London’s Serious Fraud Office, the Federal Bureau of Investigation and the Securities and Exchange Commission. Ms. Heath currently serves on the Board of Directors of LogicGate, Inc., a private cloud-based governance, risk and compliance management company. She was educated in the United Kingdom and is trained in multiple areas of investigations, risk and security.

Ms. Smith and Ms. Heath will both receive a pro-rated portion of the annual cash and equity retainer that is part of the standard compensation received by the Company’s non-employee directors for service on the Board and its committees. In addition, Ms. Smith and Ms. Heath will both enter into the Company’s standard form of indemnification agreement that was previously filed with the Securities and Exchange Commission, which provides for indemnification of directors to the fullest extent allowed by Delaware law.

There are no arrangements or understandings between Ms. Smith or Ms. Heath and any other persons pursuant to which they were selected as directors. Neither Ms. Smith nor Ms. Heath has family relationships with any of the Company’s directors or executive officers and neither has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 19, 2021, in connection with appointments of Ms. Smith and Ms. Heath to the Board, David Humphrey, a member of the Board since 2016, resigned from the Board, effective as of such date. Mr. Humphrey’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s management, policies or practices.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing Ms. Smith’s and Ms. Heath’s appointments to the Board is attached as Exhibit 99.01 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.01) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
99.01	Press Release dated January 19, 2021.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NortonLifeLock Inc.

Date: January 19, 2021	By:	/s/ Bryan Ko
Bryan Ko Chief Legal Officer & Corporate Secretary